CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cala Energy Corp. (the "Registrant") on Form 1 0-Q for the quarter ended November 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Terry Butler, as Chief Executive Officer and Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities
Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

 Dated: January 14, 2015                                                                                      /s/ Terry Butler
Terry Butler
Chief Executive and Financial Officer
(Principal Executive and Financial Officer)

A  signed  original  of  this  written  statement  required  by  Section  906,  or  other   document  authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.